Exhibit (a)(1)(iv)

Form of Notice of Withdrawal of Tender

NOTICE OF WITHDRAWAL OF TENDER

Regarding Interests In

UBS TAMARACK INTERNATIONAL FUND, L.L.C.

Tendered Pursuant to the Offer to Purchase

Dated August 26, 2008

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, AND THIS NOTICE OF WITHDRAWAL MUST BE

RECEIVED BY PNC GLOBAL INVESTMENT SERVICING
EITHER BY MAIL OR BY FAX BY 12:00 MIDNIGHT, NEW
YORK TIME, ON TUESDAY, SEPTEMBER 23, 2008,
UNLESS THE OFFER IS EXTENDED.

Complete This Notice Of Withdrawal And Fax Or Mail To:

UBS Alternative Investments US

c/o PNC Global Investment Servicing

P.O. Box 857

Claymont, DE 19703-9911

Attn: Tender Offer Administrator

For additional information:
Phone:	(877) 431-1973
Fax:	(302) 793-8201
(302) 793-8202

To assure good delivery, please send this Notice of Withdrawal to PNC Global Investment Servicing and not to your Financial Advisor.

UBS TAMARACK INTERNATIONAL FUND, L.L.C.

You are responsible for confirming that this Notice is received by PNC Global

Investment Servicing. To assure good delivery, please send this page to PNC Global

Investment Servicing and not to your Financial Advisor.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

UBS Financial Services Brokerage Account # (if applicable): ☐☐ ☐☐☐☐☐ ☐☐

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:

Signature:	______________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Certification)/Date
Print Name of Investor:	______________________________________________________

Joint Tenant Signature:	______________________________________________________
(If joint tenants, both must sign.)	(Signature of Owner(s) Exactly as Appeared on Investor Certification)/Date

Print Name of Joint Tenant:	______________________________________________________

FOR OTHER INVESTORS:

Print Name of Investor:	______________________________________________________

Signature:	______________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Certification)/Date
Print Name of Signatory and Title:	_______________________________________________________________________________

Co-Signatory if necessary:	_______________________________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Certification)/Date
Print Name and Title of Co-Signatory:	_______________________________________________________________________________